UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2026

HOUR LOOP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41204	47-2869399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8201 164th Ave NE #200, Redmond, WA 98052-7615

(Address of principal executive offices)

(206) 385-0488 ext. 100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HOUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2026, the Board of Directors (the “Board”) of Hour Loop, Inc. (the “Company”) adopted an amendment (the “Amendment”) to the Company’s bylaws (the “Bylaws”).

Prior to adoption of the Amendment, the second sentence of Section 7.4 of the Bylaws provided that “[i]f any action is brought by any party against another party, relating to or arising out of [the] Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the [Delaware General Corporation Law]”, and Section 7.5 of the Bylaws provided (and continues to provide following adoption of the Amendment) that “[a]ll powers, duties and responsibilities provided for in [the] Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the [Company’s certificate of incorporation] and applicable law”.

The Amendment had the effect of amending and restating the second sentence of Section 7.4 of the Bylaws to read as follows: “If any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 115 of the DGCL or in connection with any other claim that a stockholder, acting in its capacity as a stockholder or in the right of the Corporation, has brought in an action, suit or proceeding.” In addition, the Amendment added a new sentence to the end of Section 7.4 of the Bylaws, providing as follows: “Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including, in each case, any and all claims brought either directly or derivatively.”

The Amendment was intended to (i) clarify that, consistent with Section 7.5 of the Bylaws and the provisions of the Delaware General Corporation Law, including Section 109(b) thereof, the Bylaws do not contain any provision that would impose liability on a stockholder for the attorneys’ fees or expenses of the Company or any other party in connection with an internal corporate claim, or in connection with any other claim that a stockholder, acting in its capacity as a stockholder or in the right of the Company, has brought in an action, suit or proceeding; and (ii) provide that all direct and derivative claims related to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, must be brought solely in a U.S. federal court.

The foregoing description of the Amendment is subject to, and qualified in its entirety by, the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Bylaws of the registrant, dated March 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUR LOOP, INC.

Dated: March 17, 2026	By:	/s/ Sam Lai
	Name:	Sam Lai
	Title:	Chief Executive Officer and Interim Chief Financial Officer